Exhibit 99.1

CONFIDENTIAL Public Lender Presentation October 5, 2015

Confidential Information The following presentation includes confidential information and constitutes “Evaluation Material” as defined in the Notice To and Undertaking By Recipients contained in the Confidential Information Memorandum dated October 2015, and is subject to the confidentiality provisions contained therein. Forward-Looking Statements Statements in this presentation that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this presentation include, without limitation, statements related to net sales, net income, adjusted EBITDA and excess cash projections for our base business; the planned acquisition of the Green Giant and Le Sueur brands and the timing and financing thereof; the expected impact of the planned acquisition, including without limitation, the expected impact on B&G Foods’ earn ings per share, net sales, net income, adjusted EBITDA, capital expenditures, cash taxes, cash interest, working capital, free cash flow, excess cash and dividends, and the expected tax benefits of the acquisition; B&G Foods’ plans to reinvigorate the brands, by among other things, introducing new and innovative products that meet the needs of consumers; and B&G Foods’ plan to consider an equity offering post -acquisition to delever. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Factors that may affect actual results include, without limitation: whether and when the required regulatory approvals will be obtained, whether and when the other closing conditions will be satisfied and whether and when the transaction and related financing will close, whether and when the Company will be able to realize the expected financial results and accretive effect of the transaction, and how customers, competitors, suppliers and employees will react to the acquisition. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2014 filed on March 4, 2015 and in our subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. 1

About Non-GAAP Financial Measures Certain disclosures in this presentation include “non-GAAP (Generally Accepted Accounting Principles) financial measures.” “EBITDA” (which we define as net income before net interest expense, income taxes, depreciation and amortization and loss on extinguishment of debt), “Adjusted EBITDA” (which we define as EBITDA, further adjusted for cash and non-cash acquisition-related expenses, gains or losses (which may include third party fees and expenses, integration, restructuring and consolidation expenses), intangible asset impairment charges and related asset write-offs; gains or losses related to changes in the fair value of contingent liabilities from earn-outs; and loss on product recalls, including customer refunds, selling, general and administrative expenses and the impact on cost of sales), “Excess Cash” (which we define as Adjusted EBITDA less cash interest expenses, cash taxes / withholding and capital expenditures plus share based compensation expense) and “Free Cash Flow” (which we define as Adjusted EBITDA less capital expenditures) are non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Additional information regarding these non-GAAP financial measures, including reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, is included elsewhere herein and in B&G Foods’ Annual Report on Form 10-K for fiscal 2014 filed with the SEC on March 4, 2015 and Quarterly Reports on Form 10-Q filed with the SEC on April 28, 2015 and July 30, 2015. Copies of these filings may be viewed at B&G Foods’ website at www.bgfoods.com under “Investor Relations – SEC Filings.” Preliminary Financial Information The financial data included in this presentation for the Green Giant brand for the fiscal years ended May 31, 2013, 2014 and 2015 are preliminary and unaudited and are subject to change based upon the completion of financial statements for the Green Giant brand for the fiscal years ended May 31, 2013, 2014 and 2015 and the audits thereof. 2

Agenda Transaction Overview Greg Smith, Barclays Introduction Bob Cantwell, B&G Foods Green Giant Overview Bob Cantwell, B&G Foods B&G Foods Update Tom Crimmins, B&G Foods Syndication Overview Ben Burton, Barclays Appendix

Transaction Overview Barclays

Transaction Summary B&G Foods (“B&G” or the “Company”) manufactures, sells and distributes a diverse portfolio of branded, high quality, shelf-stable food and household products across the United States, Canada and Puerto Rico Diverse portfolio of 40+ brands, including condiments, ethnic foods, hot cereals, snacks, fruit spreads, canned meats and beans, dry soups and seasonings, many of which rank among the top two in their respective categories On September 3, 2015, B&G Foods announced that it has entered into an agreement to acquire the Green Giant and Le Sueur branded shelf-stable and frozen business ("Green Giant") in North America and select export markets from General Mills –  Green Giant is a leading vegetable brand in North America with an iconic brand identity Purchase price of approximately $765mm (or ~7.8x pro forma adjusted EBITDA), plus a closing inventory adjustment Transaction expected to be funded with borrowings under the Company's existing revolving credit facility and a new $500mm Term Loan B Facility – – – Pro forma LTM (10/5/15) senior secured leverage (senior secured debt / adjusted EBITDA) expected to be 3.6x with total leverage (total debt / adjusted EBITDA) of 5.8x (1) After combined financial statements are available, B&G Foods will consider issuing, depending upon market conditions and other factors, common stock in the first half of 2016 to delever The acquisition is expected to close during the fourth quarter of 2015, subject to customary closing conditions including the receipt of regulatory approvals (1) Assumes reduction in revolver balance of $50mm from peak-level inventory sell-off following transaction close. 3

Sources & Uses and Pro Forma Projected Capitalization

Sources & Uses

($ in millions)

Sources	$	%	Uses	$	%
Cash	$0	0.0%	Purchase Price	$765	88.6%
Existing Revolver	364	42.1%	Closing Inventory Adjustment	60	6.9%
New Term Loan B	500	57.9%	Fees and Expenses	19	2.2%
			Initial Working Capital Build	20	2.3%
Total Sources	**$864**	**100.0%**	**Total Uses**	**$864**	**100.0%**

Pro Forma Projected Capitalization

($ in millions)	B&G Pro Forma LTM Q2 2015 (1)	Adj. (2)	Consolidated Pro Forma Projected
Cash	$49	$0	$49
Revolving Credit Facility	-	314	314
Existing Term Loan A	285	-	285
New Term Loan B	-	500	500
Total Secured Debt	**$285**	**$814**	**$1,099**
4.625% Senior Notes	700	-	700
Total Debt	**$985**	**$814**	**$1,799**
Shareholder's Equity	466	-	466
Total Capitalization	**$1,451**	**$814**	**$2,265**

Pro Forma Statistics	B&G Pro Forma LTM Q2 2015 (1)	Adj. (2)	Consolidated Pro Forma Projected
Total Adj. EBITDA	$206	$98	$304
Capital Expenditures	17	5	22
Cash Interest Expense	43	24	67
Secured Debt / EBITDA	1.4x		3.6x
Total Debt / EBITDA	4.8x		5.9x
Net Debt / EBITDA	4.5x		5.8x

(1) *Cash balance of $99mm from Q2 10Q filing adjusted for ~$50M used to fund Mama Mary's acquisition. B&G Pro Forma LTM Q2 2015 is presented as if the Mama Mary's brand acquired on July 10, 2015 had been acquired at the beginning of the LTM period.*

(2) *Adjustment reflects expected impact of Green Giant transaction, adjusted for $50mm of peak-level inventory sell-off following the transaction close. Proceeds used to reduce revolver balance by $50mm. Adjusted EBITDA represents the midpoint of projected adjusted EBITDA of $95mm to $100mm. Capital expenditures do not include one-time anticipated capital expenditures of approximately $30mm that will be required to move equipment from Belvidere, IL to Irapuato, MX and/or one or more co-packers.*

4

Bob Cantwell President & CEO

$858 million Net Sales Q2 2015 LTM Recently Announced Agreement to Acquire Green Giant (Annualized Net Sales of ~$550 million ) 1,000 Employees $3.9 billion Total Capitalization (1) NYSE Listed: BGS Eight Manufacturing Locations; Over 50 Co-Packers Global Sourcing of Products and Materials (1) Pro forma for acquisition of Green Giant; stock price as of 9/4/15. 5

Our Investment Thesis We successfully acquire and operate established food brands and make them relevant for today’s consumer Maximize growth of high potential brands Conduct accretive M&A to grow shareholder value Maintain industry leading adjusted EBITDA margins Win with high quality superior products, first in class customer service and differentiated innovation Manage brands for working capital and free cash flow efficiency Enduring commitment to deleveraging Enduring commitment to returning a meaningful portion of excess cash to shareholders 6

Focused Acquisition Strategy Branded products with defensible market positions Focus on acquiring brands at accretive multiples Generate accretive cash flow of at least 50% of the EBITDA acquired Acquiring “like” products facilitates sales, distribution and G&A synergies Provides advantages over private equity buyers – 7

Seven Acquisitions in the Last Three Years New York Style / Old London Acquisition Rickland Orchards Acquisition October 2012 October 2013 TrueNorth Acquisition Specialty Brands Acquisition May 2013 April 2014 Mama Mary’s Acquisition Pirate Brands Acquisition July 2013 July 2015 Green Giant Acquisition Expected to Close Q4 2015 (1) (1) Subject to customary closing conditions, including the receipt of regulatory approvals. 8

B&G Foods Growth Strategy Pro Forma Projected Net Sales (1) ~$1.4 billion Net Sales Gross Sales 1996 Q2 2015 LTM The Future (1) Pro forma projected annual results for B&G Foods and Green Giant after the completion of a 6 to 12 month transition period. 9 Bolt-On + Transformative Acquisitions Cash flow and EPS accretive Attractive cost synergies Organic Growth Continue to drive cost efficiencies in the business Invest in key high-margin brands with new products and new distribution Diversify into snack and frozen categories Integrating Acquisitions is a B&G Foods Core Competency 2015 2014 2013 2012 2011 2010 2007 2006 2003 1999 1998 1997 Branded$858 million $82 million

Strong, Well-Experienced Management Team

- B&G Foods' management team has acquired and integrated over 40 brands successfully since 1996

Executive	B&G Experience (years)	Prior Experience
Robert C. Cantwell *President, CEO*	32	• CPA at Deloitte & Touche • B&G Foods CFO from 1991 through 2014
Thomas Crimmins *EVP of Finance, CFO*	~6 months	• Spent 16 years at DRS Technologies, Inc., the last three as Executive Vice President and Chief Financial Officer • Assurance practice of PricewaterhouseCoopers from 1992 to 1999
William F. Herbes *EVP of Operations*	6	• 24 years of experience in operations and supply chain management at Warner Lambert and its successor companies, Pfizer and Cadbury Schweppes • Independent consultant to leading consumer packaged goods companies
Scott E. Lerner *EVP, General Counsel, Secretary and Chief Compliance Officer*	18 (1)	• Associate at Dechert LLP
Vanessa E. Maskal *EVP of Sales and Marketing*	13	• Senior positions at IBC Inc., Drake Bakeries and Whatman Inc.
Michael Sands *EVP of Snacks*	2	• Co-founder and Chief Operating Officer of Rickland Orchards • President and CEO of Balance Bar Company • Chief Marketing and Operations Officer of the Snapple Beverage Group • Chief Marketing Officer and Director of International Sales of Ben & Jerry's • Co-founder and CEO of LesserEvil Brand Snacks
William H. Wright *EVP of Quality Assurance and R&D*	17	• 30 years of supervision and management experience in maintenance, manufacturing and operations at Johnson & Johnson • Plant manager at First Quality Products

(1) *Includes 8 years as outside corporate & securities and M&A counsel to B&G Foods.*

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Overview of Green Giant Acquisition

Acquisition Overview

Assets to be Acquired	▸ B&G Foods has signed an agreement to acquire the *Green Giant* and *Le Sueur* branded shelf-stable and frozen business ("*Green Giant*") in North America and select export markets from General Mills ▸ Frozen manufacturing facility in Irapuato, Mexico and manufacturing equipment currently located at General Mills' Belvidere, IL facility ▸ Intellectual property, inventory, co-pack agreements, etc. ▸ Transaction structured as an asset carve-out and will not include management or overhead functions
Consideration	▸ $765mm in cash plus inventory adjustment at closing
Valuation	▸ ~7.8x pro forma adjusted EBITDA (excluding inventory adjustment at closing) ▸ NPV of expected tax benefits from asset step up of ~$137mm (purchase price multiple net of expected tax benefits of ~6.4x)
Sources of Funding	▸ Acquisition and related fees and expenses expected to be funded with borrowings under B&G Foods' existing $500mm undrawn revolving credit facility and a new ~$500mm term loan facility under the existing credit agreement ▸ After combined financial statements are available, B&G Foods will consider issuing, depending on market conditions and other factors, common stock to delever
Pro Forma Impact	▸ Following a 6 to 12 month transition period, *Green Giant* is expected to generate annualized net sales of ~$550mm and annualized adjusted EBITDA of ~$95mm to $100mm ▸ Expected to be immediately accretive to earnings per share and free cash flow ▸ Frozen business provides additional platform for future growth and acquisitions
Timing	▸ Expected to close during the fourth quarter of 2015, subject to customary closing conditions, including the receipt of regulatory approvals

11

Transaction Overview (continued) Pro Forma Projected (2) for Green Giant Frozen 25% Standalone B&G Foods Snacks 17% Dry Grocery 83% Snacks 11% Dry Grocery 64% Net Sales (1): ~$875 - $885mm Adjusted EBITDA (1) : ~$199 - $204mm Net Sales: ~$1,425 - $1,435mm Adjusted EBITDA: ~$294 - $304mm (1) Represents management guidance for full year fiscal 2015. (2) Pro forma projected annual results for B&G Foods and Green Giant after the completion of a 6 to 12 month transition period. 12

Strategic Rationale and Canada, respectively 13 Green Giant Acquisition Iconic brand #2 / #1 defensible brand positions in U.S. Adjacent (shelf-stable) and complementary (frozen) categories Flexible supply chain Frozen provides additional platform for future acquisitions Significant cash flow generation Immediately accretive B&G Foods Strengths Seasoned management team that has successfully executed strategy for over 15 years Proven ability to source acquisitions that are immediately accretive Track record of repositioning acquired brands, halting sales declines and innovating for growth Brand management focuses growth efforts on higher-margin opportunities Superior margin structure, low capex profile and low cash taxes generate significant free cash flow Strong track record of generating stable cash flow enabling the company to both delever and return a meaningful portion of cash flows to shareholders

Green Giant Snapshot Key Products – Frozen Key Products – Shelf-Stable US Canada U.S. Canada Shelf-Stable 38% Frozen 62% (1) Per AC Nielsen xAOC. Excludes ice cream and ice cream novelties. 14 Strategic Rationale for Frozen Entry 99% Household Penetration  Highly relevant to consumers and retailers While some large-scale players, including Green Giant, have faced challenges overall category has been flat -Category sales from ’11-’14 increased by 0.4% and volumes were down 1.8%(1) Health & Wellness oriented brands have experienced significant growth in the freezer space Category is ripe for innovation and consolidation Given the challenges of the large-scale players ability to acquire assets at relatively low valuations

Comprehensive Strategy to Reinvigorate Green Giant B&G Foods has a demonstrated track record of reinvigorating iconic brands +40-50 new employees (1) to be hired $20mm to $25mm in incremental brand support planned by B&G Foods B&G Foods plans to put significant resources behind the Green Giant business to stabilize and then revitalize the top-line and re-gain market share Incremental spending in slotting, marketing and G&A Increased strategic funding for brand support to be complemented by increased headcount Transition services agreement with General Mills for a maximum of 6 to 12 months +$12mm in selling expense expected Transition co-manufacturing agreement with General Mills for a maximum of 24 months for products currently produced at Belvidere, IL facility (1) This new headcount is in addition to the ~1,100 manufacturing employees at Irapuato, Mexico that will be transferred to B&G Foods. 21

Manufacturing Footprint B&G Foods has extensive experience self-manufacturing and working with co-packers Approximately 69% of total Green Giant shelf-stable and frozen products expected to be co-packed post acquisition Shelf-stable is 100% co-packed Approximately 66% of frozen expected to be co-packed post acquisition – – Included in the acquisition is a frozen manufacturing facility in Irapuato, Mexico 772,000 sq. ft. with 1,100+ employees Affiliated greenhouse and growing operation – – Expect to transition manufacturing operations and purchased equipment from General Mills’ Belvidere, IL facility to co-packers and/or Irapuato 22

B&G Foods Financial Performance Tom Crimmins, EVP of Finance & CFO

Superior Track Record of Growth and Profitability B&G Foods has benefited from consistent management focused on profitable sales growth, implementing cost savings initiatives and improving productivity As a result net sales and adjusted EBITDA have grown at CAGRs of 9.7% and 13.8%, respectively, since 2008 ($ in millions) ($ in millions) $857.8 1,000 0 1 $249.5 $848.0 300 $247.8 $242.9 $223.3 750 1 $543.9 0 200 $501.0 $513.3 $486.9 $148.7 $133.9 500 1 .0% 0 100 250 0 0 0 0 0 2008 2009 2010 2011 2012 % Growth 2013 2014 LTM Q2 2015 2008 2009 2010 2011 2012 % Margin 2013 2014 LTM Q2 2015 ($ in millions) ($ in millions) $198.9 1 $182.0 $194.1 $175.1 200 $184.0 $169.4 $158.4 $169.0 200 1 1 $119.7 $103.0 $92.3 1 $89.4 1 $78.8 100 100 1 0 9% 0 0 0 1 2008 2009 2010 2011 2012 % Margin 2013 2014 LTM Q2 2015 2008 2009 2010 2011 2012 2013 2014 LTM Q2 2015 FCF / Adj. EBITDA (1) Free cash flow defined as adjusted EBITDA less capital expenditures. 23 91.5% 92.1% 90.2% $120.5 $108.7 93.7% 90. 89.6% 8% 91. 88.1% 22.9% 23.2% 25.4% $131.1 26.7% 24. 1% 23. 3% 20.6% 18.4% Free Cash Flow (1) Adjusted EBITDA 33.5% 29.2% 29.1% $167.7$177.8 35.2% 32. 7% 32. 7% 29.7% 27.5% $725.0 17.0% 8.0% $633.8 14.4% 16.5% 6 2.9% 5.4% Net Sales Gross Profit

First Half 2015 B&G Foods continued its consistent financial performance during the first half of 2015, with 2.4% and 5.2% net sales and adjusted EBITDA growth, respectively ($ in millions) ($ in millions) 500 0 1 $410.8 $401.0 $129.4 $127.7 1 0 100 250 1 0 0 0 0 0 0 H1 2014 H1 2015 H1 2014 H1 2015 % Margin ($ in millions) ($ in millions) $97.3 $89.9 100 $92.5 $83.0 100 1 1 4% 1 1 1 1 0 0 0 0 0 0 H1 2014 H1 2015 H1 2014 H1 2015 % Margin FCF / Adj. EBITDA (1) Free cash flow defined as adjusted EBITDA less capital expenditures. 24 89.7% 92. 23. 7% 23. 1% Free Cash Flow (1) Adjusted EBITDA 31. 8% 31. 5% Net Sales Gross Profit

Proactively Moving to Enhance Margins Focused internally on improving margins on existing products and new product initiatives Trimmed 2015 promotional events Expected pricing gains in 2015 of $10-12 million Full-year 2015 adjusted EBITDA guidance of $199-204 million Increased 2014/2015 capex spending to fund cost reduction projects Entered into five-year agreement with logistics company to manage our three primary distribution centers, including warehousing and transportation. After transition is complete we expect to achieve $8 million in annual cost savings starting in the 2nd half of 2016 Continue to focus on high margin brands and opportunities 25

B&G Foods is Not Commodity Intensive Annual Expense (millions) $50.0 Maple Syrup Nuts Wheat Fruit Concentrate Sugar HFCS Ham 26 $12.5$11.8 $3.5$3.5$2.9$2.7

Expecting Costs to be Relatively Flat in 2015 2013 -$1.4 million 2014 -$1.7 million 2015 (Est.) Flat 4.0 3.0 2.0 1.0 0.0 (1.0) (2.0) (3.0) (4.0) (5.0) (6.0) Commodities Packaging Transporation/Energy Currency Note: Figures on bar chart represent net cost increases or decreases. 27

Industry Leading Profitability and Capital Efficiency B&G Foods has consistently outperformed its competitors in key profitability metrics The charts below illustrate the Company’s superior adjusted EBITDA margin and strong free cash flow generation vs. its mid-cap food peers 23.2% Peer Average = 14.2% 19.4% 17.5% 15.9% 15.3% 13.4% 12.9% 12.4% 12.2% 11.7% 11.0% (1) Peer Average = 80.1% 91.5% 89.6% 88.2% 86.0% 82.8% 82.0% 81.4% 78.5% 75.5% 70.5% 66.9% (1) Note: Averages exclude B&G Foods; Source: company filings. (1) Pro forma for completed acquisitions. (2) Free cash flow defined as adjusted EBITDA less capital expenditures. 28 LTM FCF (2) / Adjusted EBITDA LTM Adjusted EBITDA Margin

Pro Forma Financial Overview

Strong Excess Cash Generation

($ in millions)	Pro Forma Projected FY2015		
	B&G Foods [1]	Transac. Adj. [2]	Pro Forma
Net Sales	**$880**	**~$550**	**$1,430**
Adj. EBITDA	**$202**	**~$98**	**$299**
% Margin	*22.9%*	*17.7%*	*20.9%*
(+) Non-cash share based compensation	4	-	**4**
Adj. EBITDA before non-cash SBC	**$206**	**$98**	**$303**
(-) Total Capex	(22)	(5)	(27)
(-) Cash Taxes	(17)	(9)	(26)
(-) Net Cash Interest	(41)	(27)	(68)
Excess Cash Before Dividends	**$126**	**$57**	**$183**
% of Adj. EBITDA	*62.5%*	*58.5%*	*61.2%*
(-) Cash Dividends [3]	(81)		
% of Excess Cash Before Dividends	*64.5%*		
Excess Cash After Dividends	**$45**		

Strong Track Record of Returning a Meaningful Portion of Excess Cash to Shareholders – $436 million since 2004

(1) *Net sales represents the midpoint of B&G Foods' guidance for full year fiscal 2015 of $875mm to $885mm and adjusted EBITDA represents the midpoint of B&G Foods' guidance of $199mm to $204mm.*

(2) *Transaction adjustment column represents projected results following a 6 to 12 month transition period. Adjusted EBITDA represents the midpoint of projected adjusted EBITDA of $95mm to $100mm. Total capex does not include one-time anticipated capital expenditures of approximately $30mm that will be required to move equipment from Belvidere, IL to Irapuato, MX and/or one or more co-packers. Net cash interest assumes a $50mm reduction in revolver balance from sale of peak level inventory following transaction close* ***and assumes a blended borrowing cost on incremental debt of approximately 3.2%.***

(3) *Assumes annualized dividend at current dividend rate of $1.40 per share for 57.977mm shares outstanding.*

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Summary On September 3, 2015, B&G Foods announced that it has entered into an agreement to acquire the Green Giant and Le Sueur branded shelf-stable and frozen business ("Green Giant") in North America and select export markets from General Mills Green Giant is a leading vegetable brand in North America with an iconic brand identity Purchase price of approximately $765mm (or ~7.8x pro forma adjusted EBITDA), plus a closing inventory adjustment – – Pro forma LTM (10/5/15) senior secured leverage (senior secured debt / adjusted EBITDA) expected to be 3.6x with total leverage (total debt / adjusted EBITDA) of 5.8x (1) Consistent with prior track record of successfully acquiring, integrating and operating orphan food brands and making them relevant for today’s consumer, B&G Foods intends to do the following with Green Giant (while continuing to maintain B&G Foods’ industry-leading adjusted EBITDA margins): Maximize growth potential Diversify product portfolio and expand presence at retail – – Green Giant has strong cash flow profile to help B&G Foods effect commitment to deleveraging (1) Assumes reduction in revolver balance of $50mm from peak-level inventory sell-off immediately following transaction close. 30

Syndication Overview Barclays

Preliminary Terms of the Offering (1) The pledge in the case of any foreign subsidiaries will be limited to first-tier subsidiaries and will be limited to 100% of the non-voting equity interests (if any) and 65% of the voting interests of such foreign subsidiaries. 31 Borrower: B&G Foods, Inc. (the “Borrower’) Facility Description: $500 million Incremental Secured Term Loan B (“TLB”) Maturity: 7 years Use of Proceeds: To finance the acquisition of Green Giant (the “Acquired Business”) and to pay related fees and expenses Guarantees: Same as existing Credit Agreement. All present and future material, domestic subsidiaries to the extent required by the terms of the existing Credit Agreement Security: Same as existing Credit Agreement, including, without limitation, substantially all of the tangible and intangible assets of the Acquired Business and a pledge of all of the equity interests in the Borrower’s material subsidiaries (1) to the extent required by the terms of the Existing Credit Agreement Optional Prepayments: 101 soft call for 6 months Mandatory Prepayments: Same as existing Credit Agreement and ratably with the existing term loans under the existing Credit Agreement Mandatory Amortization: 1% per annum with bullet at maturity Negative Covenants: Substantially similar to the existing Credit Agreement Financial Covenants: Same as the existing Credit Agreement: Ratio of Consolidated Total Debt to Consolidated EBITDA not to exceed: – 7.00x for fiscal quarters ending June 30, 2014 through December 31, 2015, – 6.75x for fiscal quarters ending March 31, 2016 through December 31, 2016, and – 6.50x for fiscal quarters ending March 31, 2017 and thereafter Ratio of Consolidated EBITDA to Consolidated Interest Expense not to be less than 1.75x Restricted Payments: Same as existing Credit Agreement

Organizational Structure Chart



• $500mm Revolving Credit Facility
• $285mm Term Loan A
• $500mm Term Loan B
• $700mm Senior Notes
B&G Foods, Inc. (Delaware corporation) Holding Company
B&G Foods North America, Inc. (Delaware corporation) Operating Company
Rickland Orchards LLC (Delaware limited liability company)
B&G Foods Snacks, Inc. (Delaware corporation) Operating Company
B&G Foods Canada, ULC (British Columbia unlimited liability company) Operating company in Canada
[B&G Foods Mexico, S. de R.L.] (Mexico Sociedad de Responsabilidad Limitada) Operating Company in Mexico
(1)
Sirops Maple Grove Inc. (Québec company) Operating Company for maple syrup operations in Canada
Bear Creek Country Kitchens, LLC (Delaware limited liability company)
Pirate Brands, LLC (Delaware limited liability company)
William Underwood Company (Massachusetts business trust) Intellectual Property Holding Company
Spartan Foods Holding Company (Delaware corporation) Holding Company
Spartan Foods of America, Inc. (South Carolina corporation) Operating Company
Borrower
Guarantor
Non-Guarantor

(1) Entity to be formed for the acquisition of Green Giant Mexican operations. Name to be determined.

33

Appendix

Non-GAAP Reconciliation ($ in millions) Pro Forma Projected FY2015 B&G Foods(1) Transac. Adj.(2) Pro Forma Net Income Income Tax Expense Interest Expense, Net Depreciation and Amortization $81 45 45 28 $36 20 28 14 $116 65 73 42 EBITDA $199 $98 $296 Acquisition-Related Expenses 3 - 3 Adjusted EBITDA $202 $98 $299 (1) Adjusted EBITDA represents the midpoint of B&G Foods’ guidance of $199mm to $204mm. (2) Transaction adjustment column represents projected Green Giant results following a 6 to 12 month transition period. Adjusted EBITDA represents the midpoint of projected adjusted EBITDA of $95mm to $100mm. Net interest expense assumes a $50mm reduction in revolver balance from sale of peak level inventory following transaction close and assumes a blended borrowing cost on incremental debt of approximately 3.2%. 34

B&G Foods Historical Financial Performance Fiscal Year Ended December LTM ($ in millions) 2009 2010 2011 2012 2013 2014 Q2 2015 Net Sales % growth $501 2.9% $513.3 2.5% $543.9 6.0% $633.8 16.5% $725.0 14.4% $848.0 17.0% $857.8 8.0% Gross Profit % margin $149 29.7% $167.7 32.7% $177.8 32.7% $223.3 35.2% $242.9 33.5% $247.8 29.2% $247.8 28.9% Adjusted EBITDA % margin $103.0 20.6% $119.7 23.3% $131.1 24.1% $169.0 26.7% $184.0 25.4% $194.1 22.9% $198.9 23.2% Depreciation and Amortization % of net sales $14.7 2.9% $15.0 2.9% $16.2 3.0% $18.9 3.0% $24.1 3.3% $27.4 3.2% $26.9 3.1% Adjusted EBIT % margin $88.3 17.6% $104.7 20.4% $114.9 21.1% $150.2 23.7% $159.9 22.1% $166.7 19.7% $172.0 20.1% Net Cash provided by Operating Activities $98.9 $72.0 $100.5 $114.9 $99.1 $120.5 Capex % of net sales $10.7 2.1% $11.0 2.1% $10.6 1.9% $10.6 1.7% $14.6 2.0% $19.0 2.2% $16.9 2.0% 35

Historical Non-GAAP Reconciliations

($ in millions)	Fiscal Year Ended December							LTM
	2008	2009	2010	2011	2012	2013	2014	Q2 2015
Net income	$10	$17	$32	$50	$59	$52	$41	$45
Income tax expense	6	11	17	27	32	29	23	25
Interest expense, net	58	49	40	37	48	42	47	46
Depreciation and amortization	16	15	15	16	19	24	27	27
Loss on extinguishment of debt (1)	-	10	15	-	10	31	6	-
EBITDA	**$89**	**$103**	**$120**	**$130**	**$168**	**$178**	**$144**	**$144**
Acquisition-related expenses	-	-	-	1	1	6	7	2
Impairment of intangible assets	-	-	-	-	-	-	34	34
Loss on disposal of inventory	-	-	-	-	-	-	5	5
Loss on product recall	-	-	-	-	-	-	13	15
Gain on change in fair value of contingent consideration	-	-	-	-	-	-	(8)	-
Adjusted EBITDA	**$89**	**$103**	**$120**	**$131**	**$169**	**$184**	**$194**	**$199**
Capital Expenditures	10	11	11	10	11	15	19	17
Free Cash Flow	**$79**	**$92**	**$109**	**$121**	**$158**	**$169**	**$175**	**$182**

(1) *2014 loss on extinguishment of debt includes the write-off of deferred debt financing costs of $5.4 million and the write-off of unamortized discount of $0.3 million in connection with the termination of prior credit agreement and the repayment of all outstanding obligations thereunder. 2013 loss on extinguishment of debt includes costs relating to the repurchase of $248.5 million aggregate principal amount of 7.625% senior notes and the repayment of $222.2 million aggregate principal amount of tranche B term loans, including the repurchase premium and other expenses of $20.2 million, the write-off of deferred debt financing costs of $8.3 million and the write-off of unamortized discount of $2.8 million. 2012 loss on extinguishment of debt includes costs relating to the partial redemption of $101.5 million aggregate principal amount of 7.625% senior notes, including the repurchase premium and other expenses of $7.7 million, the write-off of deferred debt financing costs of $1.5 million and the write-off of unamortized discount of $0.5 million. Loss on extinguishment during fiscal 2012 also includes costs related to the amendment and restatement of the Company's credit agreement, including the write-off of deferred debt financing costs of $0.4 million, unamortized discount of $0.1 million and other expenses of $0.2 million. 2010 loss on extinguishment of debt includes costs relating to repurchase of senior subordinated notes, including the repurchase premium of $10.7 million and the write-off of deferred financing costs of $4.5 million. 2009 loss on extinguishment of debt includes costs relating to repurchase of senior subordinated notes, including the repurchase premium of $5.8 million and the write-off of deferred debt financing costs of $4.4 million.*

36

CONFIDENTIAL Public Lender Presentation October 5, 2015